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                                                                  Exhibit 23 (a)


                      Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of Central Power and Light Company on Form S-3 of our report dated February 16, 1998 incorporated by reference in the Annual Report on Form 10-K of Central Power and Light Company for the year ended December 31, 1997, and to the reference to us under the headings "Selected Financial Information" and "Experts" in the Prospectus, included in or made a part of this Registration Statement.



                                             /s/ Arthur Andersen LLP



November 18, 1998